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                                                                   EXHIBIT 10.26

                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS AGREEMENT (this "Agreement") is made and entered into as of the ____ day of _________, 1999, by and between Certified Grocers of California, Ltd., a California corporation (the "Company"), and Terrence W. Olsen (the "Executive").

     WHEREAS, the Company and United Grocers, Inc. have entered into an Agreement and Plan of Merger ("the Merger").

     WHEREAS, the Company desires, after the effective date of the Merger ("the Effective Date"), to employ the Executive upon the terms and conditions specified in this Agreement, and the Executive desires to be employed by the Company upon such terms and conditions.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, it is agreed as follows:

     1. Provided the Merger becomes effective and is not terminated, on and after the Effective Date, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve in the employ of the Company, upon the terms and conditions herein set forth.

     2.   Term. Employment shall be for a term commencing on the Effective Date
          ----
and, subject to termination under Section 8, expiring three (3) years thereafter. Notwithstanding the previous sentence, this Agreement and the employment of the Executive shall be automatically extended (subject to Section
8) for successive one-year periods upon the terms and conditions set forth herein, commencing on the first anniversary of the Effective Date, and on each anniversary date thereafter, unless either party to this Agreement gives the other party written notice (in accordance with section 16) of such party's intention to terminate this Agreement and the employment of the Executive not less than eleven months prior to the first anniversary date or prior to each succeeding anniversary date thereafter, as applicable. For purposes of this Agreement, any reference to the "term" of this Agreement shall include the original term and any extension thereof.

     3.   Duties of the Executive. Serving at the pleasure of the Company's
          -----------------------
Board of Directors (the "Board"), the Executive shall serve in the position of Executive Vice President - Chief Operating Officer, with such duties and responsibilities as the

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Board may from time to time prescribe for such position. The Executive shall devote substantially all of his normal working time and his best efforts, full attention and energies to the business of the Company, the responsibilities of his position, and such other responsibilities as may from time to time be reasonably prescribed by the Board. Notwithstanding the foregoing and with the advance approval of the Board, which approval may be withheld for any reason, the Executive may serve on the boards of directors of unrelated companies and may devote reasonable time to fulfilling his responsibilities as a member of such boards.

     4.   Compensation.
          ------------

          (a) During the term of this Agreement, the Company shall pay to the Executive a base salary of not less than $300,000 per annum, which base salary shall be reviewed annually by the Board and may be increased (but not decreased) from time to time by the Board in its sole discretion, payable at the times and in the manner consistent with the Company's general policies regarding compensation of executive employees. The Board may from time to time authorize such additional compensation to the Executive, in cash or in property, as the Board may determine in its sole discretion to be appropriate.

          (b) The Executive shall be eligible to participate in the Company's Senior Management Incentive Compensation Plan, administered by the Company's Personnel and Executive Compensation Committee.

     5.   Executive Benefits.
          ------------------

          (a) In addition to the compensation described in Section 4, the Company shall make available to the Executive, subject to the terms and conditions of the applicable plans, including without limitation the eligibility rules thereof, participation for the Executive and his eligible dependents in all Company-sponsored employee welfare benefit plans and all plans intended to benefit executives which are adopted or maintained by the Company, including the Company's Employees' Sheltered Savings Plan and Employees' Excess Benefit and Supplemental Deferred Compensation Plan.

          (b) The Executive shall be provided with supplemental retirement benefits under that certain Executive Salary Protection Plan effective January 4, 1995 ("ESPP II"), subject to all of the terms and conditions thereof. For the purpose of

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ESPP II, Executive will be given credit for time served since September 1, 1997 with United Grocers, Inc. and to the extent such time of service with United Grocers, Inc. together with his time of service with the Company does not equal three (3) years, he will nevertheless be treated as though he had three (3) years of service.

     6.   Expenses. The Company shall pay or reimburse the Executive for
          --------
reasonable and necessary expenses incurred by the Executive connection with his duties on behalf of the Company in accordance with the general policies of the Company.

     7.   Place of Performance. In connection with his employment by the
          --------------------
Company, the Executive shall be based at offices in the Portland, Oregon metropolitan area, except for travel reasonably required for Company business.

     8.   Termination.
          -----------

          (a)  Involuntary Termination. The Executive's employment hereunder may
               -----------------------
be terminated by the Company for any reason by written notice as provided in
Section 16. The Executive will be treated for purposes of this Agreement as having been involuntarily terminated by the Company if the Executive terminates his employment with the Company under the following circumstances: (i) the Company has breached any material provision of this Agreement and within 30 days after notice thereof from the Executive, the Company fails to cure such breach;
(ii) at any time after the Company has notified the Executive pursuant to
Section 2 hereof that the Company intends to terminate this Agreement and the Executive's employment (rather than allow the Agreement to automatically renew);
(iii) successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company fails to assume liability under this Agreement or enter into a substitute agreement satisfactory to Executive; (iv) the Board fails to appoint the Executive as Executive Vice President - Chief Operating Officer; (v) the Board elects to give notice of termination pursuant to this Section 8(a) other than for Cause (as hereinafter defined) or Disability (as defined herein) or (vi) the Company assigns Executive to a location other than at or near Portland, Oregon, for principal performance of his duties excluding travel reasonably required for Company business.

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          (b)  Voluntary Termination.  Upon sixty (60) days' prior notice to the
               ---------------------
Company as provided in Section 16, the Executive may voluntarily terminate this Agreement. The Executive's death or termination by reason of Disability during the term of the Agreement shall constitute a voluntary termination of employment for purposes of liability for Termination Payments and Benefits as provided in
Section 9.

          (c) Subject to Section 9 and any benefit continuation requirements of applicable laws, in the event the Executive's employment hereunder is voluntarily or involuntarily terminated for any reason whatsoever, the compensation and benefits obligations of the Company under Sections 4 and 5 shall cease as of the effective date of such termination, except for any compensation and benefits earned or accrued but unpaid through such date.

     9.   Termination Payments and Benefits. If the Executive's employment
          ---------------------------------
hereunder is involuntarily terminated by the Company other than for Cause (as defined herein) or Disability (as defined herein) prior to the end of the term of this Agreement, then the Company shall be obligated to pay to the Executive certain termination payments and make available certain benefits during the termination payment period, as follows:

          (a)  Termination Payment Period.  Termination payments shall be made
               --------------------------
for the balance of the term of this Agreement as defined in Section 2.

          (b)  Calculation of Termination Payments.  Subject to subsection (g)
               -----------------------------------
below, termination payments calculated on an annual basis shall equal the sum of
(i) the Executive's highest annual base salary during the three-year period prior to the Executive's termination plus (ii) the Executive's average annual
                                     ----
incentive bonus during the three-year period prior to the Executive's termination (or such shorter period that an incentive bonus plan has been in effect).

          (c)  Method of Payment.  Termination payments shall be paid to the
               -----------------
Executive in accordance with the Company's regular payroll schedule. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's surviving spouse, or, if she is not then living, to the Executive's estate.

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          (d)  Benefits.  During the termination payment period as set forth
               --------
above in subsection (a), the Company shall use its best efforts to maintain in full force and effect for the continued benefit of the Executive all employee welfare benefit plans and perquisite programs in which the Executive was entitled to participate immediately prior to the Executive's termination or shall arrange to make available to the Executive benefits substantially similar to those which the Executive would otherwise have been entitled to receive if his employment had not been terminated. Such welfare benefits shall be provided to the Executive on the same terms and conditions (including employee contributions toward the premium payments) under which the Executive was entitled to participate immediately prior to his termination.

          Notwithstanding the foregoing, with respect to the Executive's continued coverage under the Company's medical and dental plan, or a successor plan, pursuant to this provision, the Executive's "qualifying event" for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") shall be his date of termination from the Company.

          Any termination payments hereunder shall not be taken into account for purposes of any retirement plan or other benefit plan sponsored by the Company, except as otherwise expressly required by such plans or applicable law.

          (e)  Termination for Cause. For purposes of this Agreement, "Cause"
               ---------------------
shall mean

               (i) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Company to the Executive that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties,

               (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise, or

               (iii) the material breach of the Confidentiality and Nonsolicitation Agreement set forth in Section 10.

No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him

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not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

          (f)  Diability Defined. "Disability" shall mean the Executive's
               -----------------
incapacity due to physicial or mental illness to substantially perform his duties on a full-time basis for six (6) consecutive months and, within thirty
(30) days after a notice of termination is thereafter given by the Company, the Executive shall not have returned to the full-time performance of the Executive's duties; provided, however, if the Executive shall not agree with a determination to terminate him because of Disability, the question of the Executive's disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Disability.

          (g)  No Obligation to Mitigate.  The Executive is under no obligation
               -------------------------
to mitigate damages or the amount of any payment provided for hereunder by seeking other employment or otherwise; provided, however, that the Executive's coverage under the Company's welfare benefit plans will terminate when the Executive becomes covered under any employee benefit plan made available by another employer and covering the same type of benefits. The Executive shall notify the Company within thirty (30) days after the commencement of any such benefits.

          (h)  Forfeiture.  Notwithstanding the foregoing, any right of the
               ----------
Executive to receive termination payments and benefits hereunder shall be forfeited to the extent of any amounts payable after any breach of Section 10 by the Executive.

     10.  Confidentiality and Nonsolicitation Agreement.
          ---------------------------------------------

          (a) The Executive acknowledges that in the course of his employment by the Company, he will or may have access to and become informed of confidential and secret information which is a competitive asset of the Company ("Confidential Information"), including, without limitation, (i) the terms of any agreement between the Company and any employee, customer or supplier, (ii) pricing strategy, (iii) merchandising and marketing methods, (iv) product development ideas and strategies, (v) personnel training and development programs, (vi) financial results, (vii) strategic plans and demographic analyses,

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(viii) proprietary computer and systems software, and (ix) any non-public information concerning the Company, its employees, suppliers or customers. The Executive agrees that he will keep all Confidential Information in strict confidence during the term of his employment by the Company and thereafter and will never directly or indirectly make known, divulge, reveal, furnish, make available, or use any Confidential Information (except in the course of his regular authorized duties on behalf of the Company). The Executive agrees that the obligations of confidentiality hereunder shall survive termination of his employment at the Company regardless of any actual or alleged breach by the Company of this Agreement and shall continue for two years following such termination provided that such obligation shall terminate earlier (i) as to specific information that shall have become, through no fault of the Executive, generally known to the public or (ii) as to Confidential Information which the Executive is required by law to disclose (after giving the Company notice and an opportunity to contest such requirement). The Executive's obligations under this
Section 10 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

          (b) Except in the ordinary course of the Company's business, the Executive has not made, nor shall at any time following the date of this Agreement, make or cause to be made, any copies, pictures, duplicates, facsimiles or other reproductions or recordings or any abstracts or summaries including or reflecting Confidential Information. All such documents and other property furnished to the Executive by the Company or otherwise acquired or developed by the Company shall at all times be the property of the Company. Upon termination of the Executive's employment by the Company, the Executive will return to the Company any such documents or other property of the Company which are in the possession, custody or control of the Executive.

          (c) In the event of the Executive's voluntary or involuntary termination of employment at the Company, the Executive agrees that he will not in any capacity, on his own behalf or on behalf of any other firm, person or entity, for a period of two years, solicit, or assist in the solicitation of, any employee of the Company to terminate his or her employment with the Company.

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          (d)  The Executive acknowledges and agrees that a violation of the foregoing provisions of this Section 10 (referred to collectively as the Confidentiality and Nonsolicitation Agreement) that results in material detriment to the Company would cause irreparable harm to the Company, and that the Company's remedy at law for any such violation would be inadequate. In recognition of the foregoing, the Executive agrees that, in addition to any other relief afforded by law or this Agreement, including damages sustained by a breach of this Agreement and any forfeitures under Section 9, and without any necessity or proof of actual damages, the Company shall have the right to enforce this Agreement by specific remedies, which shall include, among other things, temporary and permanent injunctions, it being the understanding of the undersigned parties hereto that damages, the forfeitures described above and injunctions shall all be proper modes of relief and are not to be considered as alternative remedies.

     11.  Post-termination Assistance.  The Executive agrees that after his
          ---------------------------
employment with the Company has terminated he will provide, upon reasonable notice from the Company, such information and assistance to the Company as may reasonably be requested by the Company in connection with any litigation in which it or any of its affiliates is or may become a party; provided, however, that the Company agrees to reimburse the Executive for any related expenses, including travel expenses.

     12.  Arbitration. Any dispute between the Executive and the Company under
          -----------
this Agreement shall be resolved (except as provided below) through arbitration by an arbitrator selected under the rules of the American Arbitration Association (located in Los Angeles, California) and the arbitration shall be conducted in that location under the rules of said Association. Each party shall be entitled to present evidence and argument to the arbitrator. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement and may not change any of its provisions. The arbitrator shall permit reasonable pre-hearing discovery of facts, to the extent necessary to establish a claim or a defense to a claim, subject to supervision by the arbitrator. The determination of the arbitrator shall be conclusive and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The arbitrator shall give written notice to the parties stating his or their determination, and shall furnish to each party a signed copy of such determination. The expenses of arbitration shall be borne equally by the Executive

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and the Company or as the arbitrator shall otherwise equitably determine.

          Notwithstanding the foregoing, the Company shall not be required to seek or participate in arbitration regarding any breach of the Executive's Confidentiality and Nonsolicitation Agreement contained in Section 10, but may pursue its remedies for such breach in a court of competent jurisdiction in Los Angeles, California.

     13.  Agreement. This Agreement supersedes any and all other agreements,
          ---------
either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no other agreement, statement, or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.

     14.  Withholding of Taxes. The Company may withhold from any amounts
          --------------------
payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

     15.  Successors and Binding Agreement.
          --------------------------------

          (a) This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company by merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of the Agreement), but will not otherwise be assignable, transferable or delegable by Company.

          (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

          (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 15(a) and 15(b). Without limiting the generality or effect of

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the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 15, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

     16.  Notices. For all purposes of this Agreement, all communications,
          -------
including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     17.  Governing Law. The validity, interpretation, construction and
          -------------
performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of California, without giving effect to the principles of conflict of laws of such State.

     18.  Validity. If any provision of this Agreement or the application of any
          --------
provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

     19.  Survival of Provisions. Notwithstanding any other provision of this
          ----------------------
Agreement, the parties' respective rights and obligations under Sections 9, 10, 11 and 12 will survive any termination or expiration of this Agreement or the termination of the Executive's employment for any reason whatsoever.

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     20.  Miscellaneous. No provision of this Agreement may be modified, waived
          -------------
or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Unless otherwise noted, references to "Sections" are to sections of this Agreement. The captions used in this Agreement are designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Agreement.

     21.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              Company:

                              CERTIFIED GROCERS OF
                                CALIFORNIA, LTD.


                              By:_______________________________

                              Its:______________________________


                              Executive:


                              __________________________________
                              TERRENCE W. OLSEN

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